Exhibit 1.1

Form of Underwriting Agreement

[            ] Shares

Common Stock

($1.00 Par Value)

UNDERWRITING AGREEMENT

[                    ]

UBS Securities LLC

as Managing Underwriter

299 Park Avenue

New York, New York 10171

Ladies and Gentlemen:

The persons named in Schedule B annexed hereto (each, a “Selling Stockholder” and collectively, the “Selling Stockholders”) propose severally to sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representative, an aggregate of [                    ] outstanding shares (the “Firm Shares”) of common stock, $1.00 par value (the “Common Stock”), of Perini Corporation, a Massachusetts corporation (the “Company”), in the respective amounts set forth under the caption “Firm Shares” in Schedule B annexed hereto. In addition, solely for the purpose of covering over-allotments, the Selling Stockholders propose to grant to the Underwriters the option to purchase from the Selling Stockholders up to an additional [        ] outstanding shares of Common Stock (the “Additional Shares”) in the respective amounts set forth under the caption “Additional Shares” in Schedule B hereto. The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-117344), including a prospectus, relating to the Shares. Except where the context otherwise requires, the term “Registration Statement”, as used in this Agreement, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof, (ii) all information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the Effective Time pursuant to Rule 430A under the Act and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act.

The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Shares, copies of one or more “preliminary prospectus supplements” relating to the Shares. Except where the context otherwise requires, the term “Pre-Pricing Prospectus”, as used in this Agreement, means each such preliminary prospectus supplement, in the form so furnished, including any basic prospectus (whether or not in preliminary form) furnished to you by the Company and attached to or used with such preliminary prospectus supplement, immediately prior to the time of purchase (such basic prospectus, and the basic prospectus furnished to you by the Company and attached to or used with the Prospectus Supplement (as defined below), being referred to herein as the “Basic Prospectus”).

Except where the context otherwise requires, the term “Prospectus Supplement”, as used in this Agreement, means the final prospectus supplement relating to the Shares filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required by the Act), in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Shares.

Except where the context otherwise requires, the term “Prospectus”, as used in this Agreement, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.

The term “Permitted Free Writing Prospectus”, as used in this Agreement, means any of the documents listed on Schedule C attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 of the Act) (each, a “Road Show”).

The term “Disclosure Package”, as used herein, means collectively the Pre-Pricing Prospectus and the Permitted Free Writing Prospectuses (other than any Road Show).

The term “business day”, as used in this Agreement, means any day on which the New York Stock Exchange is open for trading.

The Company, the Selling Stockholders and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, each of the Selling Stockholders, severally and not jointly, agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from each Selling Stockholder the respective number of Firm Shares (subject to such adjustment as you may determine to avoid fractional shares) which bears the same proportion to the number of Firm Shares to be sold by such Selling Stockholders as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 10 hereof, in each case at a purchase price of $[            ] per Share. The Company and each Selling Stockholder is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the date hereof as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial offering of the Firm Shares to such extent as you may determine.

In addition, the Selling Stockholders listed on Schedule B hereto hereby, severally and not jointly, grant to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Selling Stockholders listed on

Schedule B hereto, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Selling Stockholders listed on Schedule B hereto for the Firm Shares. This option may be exercised by UBS Securities LLC (“UBS”) on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date hereof, by written notice to the Selling Stockholders listed on Schedule B hereto. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares), subject to adjustment in accordance with Section 10 hereof.

Pursuant to powers of attorney (each, a “Power of Attorney”), which shall be satisfactory to counsel for the Underwriters, granted by each Selling Stockholder other than Blum Capital Partners, L.P. and PB Capital Partners, L.P. (together, the “Blum Selling Stockholders”), Robert Band, Michael Ciskey and Susan Mellace will act as representatives of the Selling Stockholders. Subject to the terms of the Powers of Attorney, the foregoing representatives (the “Representatives of the Selling Stockholders”) are authorized, on behalf of each Selling Stockholder, to execute any documents necessary or desirable in connection with the sale of the Shares to be sold hereunder by each Selling Stockholder, to make delivery of the certificates of such Shares, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to pay therefrom the expenses to be borne by each Selling Stockholder in connection with the sale and public offering of the Shares, to distribute the balance of such proceeds to each Selling Stockholder in proportion to the number of Shares sold by each Selling Stockholder, to receive notices on behalf of each Selling Stockholder and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement.

2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to each of the Selling Stockholders by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (DTC) for the respective accounts of the Underwriters. Such payment and delivery shall be made at [            ], New York City time, on [                    ] (unless another time shall be agreed to by you, the Blum Selling Stockholders, the Company and the Representatives of the Selling Stockholders or unless postponed in accordance with the provisions of Section 10 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 8 hereof with respect to the purchase of the Shares shall be made at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, at [            ], New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has been filed with the Commission and has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of any Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission.

(b) The Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase and at all times during which a Prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the Shares, will comply, in all material respects with the requirements of the Act; the conditions to the use of Form S-1 have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act; the Registration Statement, as of the Effective Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Pre-Pricing Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Act; the Pre-Pricing Prospectus, as of its date, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during the period that begins on the earlier of the date of such Pre-Pricing Prospectus and the date such Pre-Pricing Prospectus was filed with the Commission and ends at the time of purchase did or will any Pre-Pricing Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Basic Prospectus complied or will comply, at the time it was or will be filed with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act; the Basic Prospectus, as of its date, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during the period that begins on the earlier of the date of such Basic Prospectus and the date such Basic Prospectus was filed with the Commission and ends at the time of purchase did or will any Basic Prospectus, as then amended or supplemented (including pursuant to the Pre-Pricing Prospectus), together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares did or will any Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; no Permitted Free Writing Prospectus, at the time of its filing, conflicted with the information contained in the registration statement on file at such time; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, any Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, such Pre-Pricing Prospectus, the Prospectus or such Permitted Free Writing Prospectus.

(c) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Pre-Pricing Prospectus and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the most recent Pre-Pricing Prospectus or the Prospectus, as the case may be, and that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164), including with respect to legending; the Pre-Pricing Prospectus dated December 5, 2005 is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Shares contemplated hereby is solely the property of the Company.

(d) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Massachusetts, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of real property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not individually or in the aggregate have a material adverse effect on the financial condition, business, properties, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); the jurisdictions listed on Schedule D attached hereto are the only jurisdictions in which the Company maintains an office or leases real property.

(e) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and is validly issued, fully paid and non-assessable; the jurisdictions listed on Schedule E attached hereto are the only jurisdictions in which the Company’s Scheduled Subsidiaries (as defined in Section 8(a)(iii)) maintain an office or lease real property; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except as disclosed in the Pre-Pricing Prospectus and the Prospectus.

(f) As of the date of this Agreement the Company has, and as of the time of purchase and the additional time of purchase, as the case may be, the Company will have, the authorized and outstanding capitalization as set forth in the section of the Pre-Pricing Prospectus and the Prospectus entitled “Capitalization” (and any similar sections or information, if any, included in any Permitted Free Writing Prospectus, but not the Basic Prospectus), except for (i) the issuance of options and restricted stock pursuant to equity compensation plans disclosed in the Pre-Pricing Prospectus and the Prospectus, and the issuance of Common Stock upon the exercise of options issued pursuant to such plans, and (ii) the exchange of capital stock in connection with the settlement with the holders of the $2.125 Depository Convertible Exchangeable Preferred Shares (Depositary Shares), described in the section of the Pre-Pricing Prospectus and the Prospectus entitled “Prospectus Supplement Summary—Recent Developments—Preferred Shareholder Litigation”. The Shares and all other outstanding shares of capital stock of the Company have been duly authorized, are validly issued, fully paid and non-assessable and conform as to legal matters to the description thereof contained in the Prospectus; and none of the outstanding shares of capital stock of the Company were issued in violation of any preemptive right.

(g) Except as disclosed in the Pre-Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in respect of the offer and sale of the Shares as contemplated by this Agreement.

(h) Except as disclosed in the Pre-Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a

Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(i) The Common Stock (including the Shares) is approved for listing on the New York Stock Exchange.

(j) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained and made under the Act and such as may be required under state securities laws or the rules of the National Association of Securities Dealers, Inc.

(k) The execution and delivery and performance by the Company of its obligations under this Agreement will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any material agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary.

(l) This Agreement has been duly authorized, executed and delivered by the Company.

(m) Except as disclosed in the Pre-Pricing Prospectus and the Prospectus, the Company and its subsidiaries have legal title to all real properties and all other properties and assets owned by them which is material to their respective businesses and, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Pre-Pricing Prospectus and the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(n) The Company and its subsidiaries (i) possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except to the extent that the failure to obtain such certificates, authorities or permits would not individually or in the aggregate have a Material Adverse Effect and (ii) have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit, except for such proceedings that, if determined adversely to the Company or any of its subsidiaries, would not individually or in the aggregate have a Material Adverse Effect.

(o) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, except for such disputes that would not individually or in the aggregate have a Material Adverse Effect.

(p) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights, except for such infringements or conflicts that, if determined adversely to the Company or any of its subsidiaries, would not individually or in the aggregate have a Material Adverse Effect.

(q) Except as disclosed in the Pre-Pricing Prospectus and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, except for such violations, contaminations, liabilities or claims that would not individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(r) Except as disclosed in the Pre-Pricing Prospectus (as supplemented by the Permitted Free Writing Prospectus dated December 12, 2005) and the Prospectus, there are no legal or governmental actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus, or that would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and no such actions, suits or proceedings have been threatened in writing.

(s) The financial statements included in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in compliance with the requirements of the Act and in conformity with the generally accepted accounting principles in the United States applied on a consistent basis during the periods involved; the other financial and statistical data set forth in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and any Permitted Free Writing Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus that are not included as required; and the Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Pre-Pricing Prospectus (as supplemented by the Permitted Free Writing Prospectus dated December 12, 2005) and the Prospectus.

(t) (i) Except as disclosed in the Pre-Pricing Prospectus and the Prospectus, since the date of the latest audited financial statements included in the Pre-Pricing Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries, taken as a whole, and there has been no change in the capital stock of the Company and its subsidiaries and (ii) except as disclosed in or contemplated by the Pre-Pricing Prospectus and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(u) The Company is subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (such statute, including the rules and regulations thereunder, collectively referred to herein as the “Exchange Act”), and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(v) The Company is not, and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the sales will it be, and after giving effect to the offering and sale of the Shares as described in the Prospectus, will not be, an “investment company” or a “business development company”, in each case as defined in the Investment Company Act of 1940, as amended.

(w) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(x) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s Chief Executive Officer and Chief Financial Officer have disclosed, based on their most recent evaluations of internal control over financial reporting, to the Company’s auditors and the Audit

Committee of the Board of Directors: (i) any significant deficiencies or material weaknesses in the design or operation of the Company’s internal controls over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls over financial reporting; and since the date of the most recent evaluation of such internal controls, there have been no significant changes in internal controls or in other factors that have materially affected, or are reasonably likely to affect, the Company’s internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(y) The Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth in Exhibit A hereto, of each of the Selling Stockholders and each of the Company’s directors and executive officers (other than Martin Shubik).

(z) All information on the Company’s website at www.perini.com, and on any other website hyperlinked from such website, qualifies for the safe harbor related to historical information in Rule 433(e)(2) under the Act and the Company does not maintain or support any website other than www.perini.com.

(aa) The Company has not received any written comments from the Commission staff in connection with the Company’s reports under the Exchange Act that remain unresolved.

In addition, any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company or Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.

4. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder represents and warrants to each Underwriter, severally and not jointly and only to the extent applicable to such Selling Stockholder, that:

(a) Such Selling Stockholder has and at the time of delivery of the Shares (whether the time of purchase or additional time of purchase, as the case may be) will have valid title to, or a valid “security entitlement” in respect of, the Shares to be sold by such Selling Stockholder at the time of delivery of the Shares (whether the time of purchase or additional time of purchase, as the case may be) free and clear of all security interests, claims, liens, equities or other encumbrances and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be delivered by such Selling Stockholder at the time of delivery of the Shares (whether the time of purchase or additional time of purchase, as the case may be).

(b) Such Selling Stockholder has and at the time of delivery of such Shares (whether the time of purchase or additional time of purchase, as the case may be) will have,

full legal right, power and capacity, and any approval required by law (other than those imposed by the Act and the securities or blue sky laws of certain jurisdictions), to sell, assign, transfer and deliver such Shares in the manner provided in this Agreement.

(c) The Registration Statement did not, as of the Effective Time, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Pre-Pricing Prospectus, as of its date, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during the period that begins on the earlier of the date of such Pre-Pricing Prospectus and the date such Pre-Pricing Prospectus was filed with the Commission and ends at the time of purchase did or will any Pre-Pricing Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the earlier of the date of the Prospectus and the date the Prospectus is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares did or will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. This subsection (c) applies only to the extent that any statements in or omissions from the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus are based on written information furnished to the Company by such Selling Stockholder specifically for use therein, it being understood and agreed that the only such information furnished to the Company by such Selling Stockholder consists of the name of such Selling Stockholder, the information related to such Selling Stockholder set forth under the caption entitled “Selling Stockholders” in the Pre-Pricing Prospectus and the Prospectus and the address and other information with respect to such Selling Stockholder (including share amounts but excluding any percentages) (the “Selling Stockholder Information”).

(d) Except as disclosed in the Pre-Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the Shares by any Selling Stockholder.

(e) This Agreement, the Custody Agreement among Computershare Limited, as custodian, and such Selling Stockholder (the “Custody Agreement” of such Selling Stockholder) and the Power of Attorney with respect to such Selling Stockholder have each been duly authorized, executed and delivered by such Selling Stockholder and each is a legal, valid and binding agreement of such Selling Stockholder enforceable against such Selling Stockholder in accordance with its terms (it being understood that references to the Custody Agreement and the Power of Attorney in this clause (e) shall not apply to the Blum Selling Stockholders).

5. Certain Covenants of the Company. The Company hereby agrees:

(a) If the effective time of the Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus Supplement with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by UBS, which consent shall not be unreasonably withheld, subparagraph (4)) of Rule 424(b) not later than the second business day following the execution and delivery of this Agreement. The Company will advise UBS and the Selling Stockholders promptly of any such filing pursuant to Rule 424(b). The Company will also file promptly all materials required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act.

(b) If the effective time of the initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Shares under the Act but the effective time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus Supplement is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by UBS.

(c) The Company will advise UBS and the Selling Stockholders promptly of any proposal to amend or supplement the Registration Statement as filed, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus and will not effect such amendment or supplementation without UBS’ consent, which consent shall not be unreasonably withheld; and the Company will also advise UBS and the Selling Stockholders promptly of any amendment or supplementation of a Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement or any Permitted Free Writing Prospectus, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(d) If, at any time when a prospectus relating to the Shares is required to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Pre-Pricing Prospectus or the Prospectus to comply with the Act, the Company will promptly notify UBS and the Selling Stockholders of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither UBS’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 8.

(e) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the effective date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such effective date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(f) The Company will furnish to you copies of the Registration Statement (two of which will be signed and will include all exhibits), each related preliminary prospectus supplement, and, so long as a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as UBS requests. The Prospectus shall be so furnished on or prior to [            ], New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(g) The Company will use its reasonable best efforts to arrange for the qualification of the Shares for sale under the laws of such jurisdictions as UBS designates and will continue such qualifications in effect so long as required for the distribution.

(h) For a period of 90 days after the date of the Prospectus relating to the Shares (the initial “Lock-Up Period”), the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Common Stock or securities convertible into or exchangeable or exercisable for any shares of its Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of UBS, except (x) issuances of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (y) grants of employee stock options or awards of common stock or restricted stock units pursuant to the terms of a plan in effect on the date hereof, or issuances of Common Stock pursuant to the exercise of such options, and (z) the filing of a registration statement with the Commission pursuant to the warrant holder rights agreement dated January 17, 1997; provided, however, that if (i) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (ii) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless UBS waives, in writing, such extension. The Company will provide UBS and any other Underwriter and each stockholder subject to the Lock-Up Period pursuant to the lock-up agreements described in Section 3(y) with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period.

(i) The Company agrees with the several Underwriters and the Selling Stockholders that the Company will pay all expenses incident to the performance of the obligations of the Selling Stockholders (including reasonable fees and disbursements of one counsel for each of (A) the Blum Selling Stockholders, National Union Fire Insurance Company of Pittsburgh, Pa., a member of American International Group, Inc. (“National Union”), and The Union Labor Life Insurance Company, acting on behalf of its Separate Account P (“ULLICO”), collectively, such fees not to exceed $45,000, (B) Tutor-Saliba Corporation, such fees not to exceed $20,000, and (C) O&G Industries, Inc., such fees not to exceed $20,000, and the obligations of the Company under this Agreement, for any filing fees and other expenses (including fees and disbursements of its counsel) incurred in connection with qualification of the Shares for sale under the laws of such jurisdictions as UBS designates and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Shares, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Shares, including the cost of any private aviation used in connection with attending or hosting such meetings, for any transfer taxes on the sale of the Shares to the Underwriters, for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters and for all other costs, expenses, fees and taxes in connection with the performance of the Company’s other obligations hereunder.

(j) The Company will comply with Rule 433(g) under the Act.

(k) The Company will not, at any time at or after the execution of this Agreement and prior to the latest possible additional time of purchase that may occur pursuant to Section 1 of this Agreement, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer and sale of the Shares, in each case other than the Prospectus.

6. Certain Covenants of the Company and the Selling Stockholders. The Company and each of the Selling Stockholders agree with each Underwriter that, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, each Selling Stockholder should pay or cause to be paid all costs, expenses, fees and taxes in connection with such Selling Stockholder’s obligations hereunder, including any fees, disbursements and expenses of counsel for such Selling Stockholders other than as specified in Section 5(i), which shall be paid by the Company.

7. Reimbursement of Underwriters’ Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 10 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 5(i) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

8. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company and each of the Selling Stockholders of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Goodwin Procter LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Cravath, Swaine & Moore LLP, counsel for the Underwriters, stating that:

(i) The Company is validly existing as a corporation and is in good standing under Massachusetts law;

(ii) The Company has the corporate power to conduct its business and to own, lease and operate its properties as such business and properties are described in the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, and to execute and to perform its obligations under the Underwriting Agreement;

(iii) Each subsidiary of the Company listed on Schedule E attached hereto (a “Scheduled Subsidiary”) is validly existing as a corporation and is in good standing under the law of its jurisdiction of organization;

(iv) Each Scheduled Subsidiary has the corporate power to conduct its business and to own, lease and operate its properties as such business and properties are described in the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses;

(v) The Company is duly qualified to do business and is in good standing as a foreign corporation in the jurisdictions set forth opposite its name on Schedule D attached hereto. Each Scheduled Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in the jurisdictions set forth opposite its name on Schedule D attached hereto;

(vi) The shares of issued and outstanding capital stock of the Company, including the Shares, have been duly authorized and validly issued, and are fully paid and non-assessable, and conform in all material respects as to legal matters to the description thereof set forth under the caption “Description of Capital Stock” in the Pre-Pricing Prospectus and the Prospectus;

(vii) The shares of issued and outstanding capital stock of each Scheduled Subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable;

(viii) The shares of issued and outstanding capital stock of each Scheduled Subsidiary are owned of record directly or indirectly by the Company;

(ix) The Company is not, and after giving effect to the offering and sale of the Shares as described in the Prospectus, will not be an “investment company”, as defined in the Investment Company Act of 1940, as amended;

(x) This Agreement has been duly authorized, executed and delivered by the Company;

(xi) The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated by this Agreement in connection with the sale of the Shares, (A) do not require any consent, approval, authorization, license or exemption by, or order of or filing by the Company with, any governmental authority, except such as have been made or obtained under the Act and except as may be required under the securities or Blue Sky laws of any foreign jurisdiction or of any state or other jurisdiction of the United States, as to which we express no opinion; (B) will not violate the provisions of the Articles of Organization or By-laws of the Company, the Massachusetts Business Corporation Act or any other applicable Massachusetts or Federal law, statute, rule or regulation or, to such counsel’s knowledge, the order of any governmental agency or body or any court having jurisdiction over the Company or any Scheduled Subsidiary; and (C) will not result in a breach or violation of, or default under, any of the agreements or instruments filed as an exhibit to the

Registration Statement (other than agreements or instruments that are no longer in effect);

(xii) (A) The Registration Statement was declared effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion and within the time period required, and, to the knowledge of such counsel (based solely on an oral confirmation of a member of the Commission staff), no stop order suspending the effectiveness of a Registration Statement or any part thereof or any Issuer Free Writing Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act; and (B) such counsel does not know of any legal or governmental proceedings required to be described in a Registration Statement, the Pre-Pricing Prospectus or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in a Registration Statement, the Pre-Pricing Prospectus or the Prospectus or to be filed as exhibits to a Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statements, the Pre-Pricing Prospectus or the Prospectus; and

It is understood and agreed that the opinions set forth in clauses (iii), (iv), (v) and (vii) above may, to the extent relating to a Scheduled Subsidiary organized in a jurisdiction in which Goodwin Procter LLP is not admitted to practice, be delivered by local counsel reasonably acceptable to UBS. It is further understood and agreed that the opinion set forth in clause (xii)(B) above may be delivered by in-house counsel for the Company.

In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses (except as and to the extent stated in subparagraphs (vi), (viii), (xi) and (xii) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that (i) the Registration Statement or any amendment thereto at the Effective Time contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus or any supplement thereto at the date of such

Prospectus or such supplement, and at the time of purchase or the additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) the documents specified in a schedule to such counsel’s letter, consisting of those included in the Disclosure Package, as of the Applicable Time, together with the public offering price of the Shares, includes or included an untrue statement of a material fact or omitted to state a material fact required to stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial data included in the Registration Statement, the Prospectus or the Disclosure Package). Such counsel shall also confirm that the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, appeared on their face to be responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder. For purposes of the foregoing, the term “Applicable Time” means [    ] New York City time, on the date of this Agreement.

(b) Tutor-Saliba Corporation shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of (i) Jeffer, Mangels, Butler & Marmaro LLP, counsel to Tutor-Saliba Corporation, with respect to the matters set forth in clauses (i), (iii), (iv), (v) and (vi) below, and (ii) Goodwin Procter LLP, special counsel to Tutor-Saliba Corporation, with respect to the matters set forth in clause (ii) below, in each case addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters, and each in form and substance satisfactory to Cravath, Swaine & Moore LLP, counsel for the Underwriters, stating that:

(i) To the knowledge of such counsel, such Selling Stockholder has valid and unencumbered title to the Shares and has full right, power and authority to sell, assign, transfer and deliver the Shares under this Agreement;

(ii) Upon the payment and transfer contemplated by this Agreement, (A) the Underwriters will acquire a security entitlement with respect to such Shares to be sold by such Selling Stockholder, (B) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC as in effect in the State of New York (the “UCC”) and (C) no action based on any “adverse claim” (within the meaning of Section 8-102 of the UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement, it being understood that for purposes of this opinion, such counsel may assume that (i) the Depository Trust Company (“DTC”) is a “securities intermediary” as defined in Section 8-102 of the UCC, and the State of New York is the “securities intermediary’s jurisdiction” of DTC for purposes of Section 8-110 of the UCC,

(ii) Shares to be sold by such Selling Stockholders under the Underwriting Agreement are registered in the name of DTC or its nominee, and DTC or another person on behalf of DTC maintains possession of certificates representing such Shares, (iii) DTC indicates by book entries on its books that securities entitlements with respect to such Shares have been credited to the Underwriters’ securities accounts, (iv) with respect to the opinion in clause (A) and clause (C), the Underwriters are purchasing such Shares without notice of any adverse claim (within the meaning of the UCC) and (v) with respect to the opinion in clause (B), DTC is purchasing such Shares without notice of any adverse claim (within the meaning of the UCC);

(iii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Shares, the Power of Attorney executed by such Selling Stockholder or the Custody Agreement executed by such Selling Stockholder, except such as have been obtained and made under the Act and such as may be required under state securities laws;

(iv) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, the Power of Attorney executed by such Selling Stockholder, the Custody Agreement executed by such Selling Stockholder and this Agreement will not result in any breach or violation of (A) any California or Federal law, statute, rule or regulation or, to such counsel’s knowledge, the order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder or (B) the provisions of the articles or incorporation or by-laws (or similar organizational documents) of such Selling Stockholder;

(v) Each of the Power of Attorney and the Custody Agreement executed by such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and constitutes the valid and legally binding obligation of such Selling Stockholder enforceable against such Selling Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(vi) This Agreement has been duly authorized, executed and delivered by such Selling Stockholder by or on behalf of such Selling Stockholder.

(c) Each of the Blum Selling Stockholders, National Union and ULLICO, shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Blum Selling Stockholders, National Union and ULLICO, in each case addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters, and in form and substance satisfactory to Cravath, Swaine & Moore LLP, counsel for the Underwriters, stating that:

(i) With respect to the Shares to be sold by each such Selling Stockholder, upon the payment and transfer contemplated by this Agreement, the Underwriters will acquire a security entitlement with respect to such Shares to be sold by each such Selling Stockholder no action based on adverse claim may be asserted against the Underwriters within the meaning of Section 8-102 of the UCC and DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC. We have assumed that (a) Depository Trust Company (“DTC”) is a “securities intermediary” as defined in Section 8-102 of the UCC as in effect in the State of New York (the “UCC”), and the State of New York is the “securities intermediary’s jurisdiction” of DTC for purposes of Section 8-110 of the UCC, (b) Shares to be sold by such Selling Stockholders under the Underwriting Agreement are registered in the name of DTC or its nominee, and DTC or another person on behalf of DTC maintains possession of certificates representing such Shares, (c) DTC indicates by book entries on its books that securities entitlements with respect to such Shares have been credited to the Underwriters’ securities accounts, (d) the Underwriters are purchasing such Shares without notice of any adverse claim (within the meaning of the UCC) and (e) DTC is purchasing such Shares without any notice of an adverse claim (within the meaning of the UCC);

(ii) No consent, approval, authorization, order, registration or qualification of or with any Federal or New York governmental agency or body or, to our knowledge, any Federal or New York court is required for the sale of the Shares by each of the Selling Stockholders and the compliance by such Selling Stockholders with the provisions of this Agreement, except for the registration under the Act, of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(iii) The execution and delivery by each such Selling Stockholder of, and the performance by each such Selling Stockholder of its obligations under, each of this Agreement, the Custody Agreement and the Power of Attorney, will not contravene any provision of applicable law, or the organizational documents of each such Selling Stockholder or, to the best of our knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over each such Selling Stockholder

(it being understood that references to the Custody Agreement and the Power of Attorney in this clause (iii) of this Section 8(c) shall not apply to the Blum Selling Stockholders);

(iv) This Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Stockholders and each of the Selling Stockholders has full right, power and authority under its respective organizational documents to sell, assign, transfer and deliver the Shares delivered by each such Selling Stockholder pursuant to this Agreement; and

(v) Each of the Power of Attorney and the Custody Agreement executed by each of National Union and ULLICO has been duly authorized, executed and delivered by each of National Union and ULLICO and constitutes the valid and legally binding obligation of each of National Union and ULLICO enforceable against each of National Union and ULLICO in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(d) O&G Industries shall furnish to you at the time of purchase and at the additional time of purchase, as the case may be, an opinion of Murtha Cullina LLP, counsel to O&G Industries, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters, and in form and substance satisfactory to Cravath, Swaine & Moore LLP, counsel for the Underwriters, stating that:

(i) To the knowledge of such counsel, such Selling Stockholder has valid and unencumbered ownership to the Shares and has full right, power and authority to sell, assign, transfer and deliver the Shares under the Underwriting Agreement;

(ii) Upon the payment and transfer contemplated by this Agreement, (A) the Underwriters will acquire a security entitlement with respect to such Shares to be sold by such Selling Stockholder, (B) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC as in effect in the State of New York (the “UCC”) and (C) no action based on any “adverse claim” (within the meaning of Section 8-102 of the UCC) to such Shares may be asserted against the Underwriters with respect to such security entitlement, it being understood that for purposes of this opinion, such counsel may assume that (i) the Depository Trust Company (“DTC”) is a “securities intermediary” as defined in Section 8-102 of the UCC, and the State of New York is the “securities intermediary’s jurisdiction” of DTC for purposes of Section 8-110 of the UCC, (ii) Shares to be sold by such Selling Stockholders under the Underwriting Agreement are registered in the name of DTC or its nominee, and DTC or another person on behalf of DTC maintains possession of certificates representing such Shares, (iii) DTC indicates by book entries on its books that securities entitlements with respect to such Shares have been credited to the Underwriters’ securities accounts, (iv) with respect to the opinion in clause (A) and clause (C), the Underwriters are purchasing such Shares without notice of any adverse claim (within the meaning of the UCC) and (v) with respect to the opinion in clause (B), DTC is purchasing such Shares without notice of any adverse claim (within the meaning of the UCC);

(iii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Shares, the Power of Attorney executed by such Selling Stockholder or the Custody Agreement executed by such Selling Stockholder, except such as have been obtained and made under the Act and such as may be required under state securities laws;

(iv) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, the Power of Attorney executed by such Selling Stockholder, the Custody Agreement executed by such Selling Stockholder and this Agreement will not result in any breach or violation of (A) any Connecticut or Federal law, statute, rule or regulation or, to such counsel’s knowledge, the order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder or (B) the provisions of the articles or incorporation or by-laws (or similar organizational documents) of such Selling Stockholder;

(v) Each of the Power of Attorney and the Custody Agreement executed by such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and constitutes the valid and legally binding obligation of such Selling Stockholder enforceable against such Selling Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(vi) This Agreement has been duly authorized, executed and delivered by such Selling Stockholder by or on behalf of such Selling Stockholder.

(e) You shall have received from Deloitte & Touche LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by UBS, which letter dated the date of this

Agreement shall cover the various financial disclosures contained in the Pre-Pricing Prospectus and each Permitted Free Writing Prospectus, and which letter dated the date of the time of purchase and, if applicable, the date of additional time of purchase, shall cover the various financial disclosures contained in the Prospectus and not otherwise addressed in the letter dated the date of this Agreement.

(f) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Cravath, Swaine & Moore LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, as to the matters referred to in subparagraph (x)(A), and the last subparagraph of paragraph (a) of this Section 8.

(g) No Prospectus or Permitted Free Writing Prospectus or amendment or supplement to the Registration Statement, the Pre-Pricing Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which you reasonably object in writing.

(h) Prior to the time of purchase, and, if applicable, the additional time of purchase, no stop order with respect to the effectiveness of the Registration Statement or Permitted Free Writing Prospectus shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act.

(i) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole, shall occur or become known.

(j) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer in the form attached as Exhibit B hereto.

(k) You shall have received signed Lock-up Agreements referred to in Section 3(y) hereof.

(l) The Company and the Selling Stockholders shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectus as of their respective dates, as of the date of this Agreement, as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(m) The Shares shall be listed on the New York Stock Exchange.

(n) Each of the Selling Stockholders will at the time of purchase and the additional time of purchase, as the case may be deliver to you a certificate of such Selling Stockholder to the effect that the representations and the warranties of such Selling Stockholder as set forth in this Agreement are true and correct as of each such date.

9. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS or any group of Underwriters (which may include UBS) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectus, and the Prospectus and the Permitted Free Writing Prospectuses, there has been any material adverse change or any development involving a prospective material adverse change in the financial condition, business, properties, results of operations or prospects of the Company and its subsidiaries taken as a whole, which would, in UBS’ judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, or (y) there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other national or international calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in UBS’ judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Pre-Pricing Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, or (z) since the date of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement, in the rating accorded any securities of or guaranteed by the Company or any subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If UBS or any group of Underwriters elects to terminate this Agreement as provided in this Section 9, the Company, the Representatives of the Selling Stockholders and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company or the Selling Stockholders, as the case may be, shall be unable to comply with any of the terms of this Agreement, the Company or the Selling Stockholders, as the case may be, shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(i), 7 and 11 hereof), and the Underwriters shall be under no obligation or liability to the Company and the Selling Stockholders under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

10. Increase in Underwriters’ Commitments. Subject to Sections 8 and 9 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 8 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 9 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, each of the Selling Stockholders agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 10 with like effect as if such substituted Underwriter had originally been named in Schedule A.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company or any Selling Stockholder to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or any Selling Stockholder. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. Indemnity and Contribution.

(a) The Company agrees, and each of the Selling Stockholders, severally and not jointly and subject to the proviso to the last sentence of the first paragraph of this subsection (a), agrees, to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 11 being deemed to include any Basic Prospectus, the Pre-Pricing Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any “issuer free writing prospectus” (including any Permitted Free Writing Prospectus), in any “issuer information” (each as defined in Rule 433 under the Act) of the Company or in any Prospectus together with the combination of one or more of the Permitted Free Writing Prospectuses, if any, or any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading; provided, however, that no Selling Stockholder shall be responsible, pursuant to this indemnity, pursuant to any amount paid under subsection (c) of this Section 11 or as a result of any breach of this Agreement, for losses, expenses, liability or claims arising out of or based upon such untrue statement or omission or allegation thereof based upon information furnished by any party other than the Selling Stockholder Information provided by such Selling Stockholder and, in any event, no Selling Stockholder shall be responsible, pursuant to this indemnity, pursuant to any amount paid under subsection (c) of this Section 11 or as a result of any breach of this Agreement, for losses, expenses, liability or claims for an amount in excess of (i) the proceeds to be received by such Selling Stockholder (after deducting underwriting discounts and commissions but before deducting expenses) from its sale of Shares hereunder less (ii) any amounts for which such Selling Stockholder is liable under subsection (c) of this Section 11.

If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company or any Selling Stockholder pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company and the Representatives of the Selling Stockholders in writing of the institution of such Proceeding and the Company or such Selling Stockholder, as the case may be, shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company or the Representative of the Selling Stockholders shall not relieve the Company or such Selling Stockholder from any liability which the Company or such Selling Stockholder may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company or such Selling Stockholder in connection with the defense of such Proceeding or the Company or such Selling Stockholder shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company or such Selling Stockholder (in which case the Company or such Selling Stockholder shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company or such Selling Stockholder and paid as incurred (it being understood, however, that the Company or such Selling Stockholder shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company or such Selling Stockholder shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company or such Selling Stockholder, the Company or such Selling Stockholder agrees to indemnify and hold harmless any

Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, each Selling Stockholder and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, any Selling Stockholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in the Registration Statement or necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in a Prospectus or a Permitted Free Writing Prospectus, or any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

If any Proceeding is brought against the Company, any Selling Stockholder or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, any Selling Stockholder or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company, any Selling Stockholder or any such person or otherwise. The Company, any Selling Stockholder or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, any Selling Stockholder or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company, any Selling Stockholder and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c) If the indemnification provided for in this Section 11 is unavailable to an indemnified party under subsections (a) and (b) of this Section 11 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders on the one hand and the total underwriting discounts and commissions received by the Underwriters on the other hand, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company and/or the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding; provided, however, that no Selling Stockholder shall be responsible, pursuant to this subsection, pursuant to the indemnity provided in subsection (a) of this Section 11 or as a result of any breach of this Agreement, for losses, expenses, liability or claims arising out of or based upon such untrue statement or omission or allegation thereof based upon information furnished by any party other than the Selling Stockholder Information provided by such Selling Stockholder and, in any event, no Selling Stockholder shall be responsible, pursuant to this subsection, pursuant to the indemnity provided in subsection (a) of this Section 11 or as a result of any breach of this Agreement, for losses, expenses, liability or claims for an amount in excess of (i) the proceeds to be received by such Selling Stockholder (after deducting underwriting discounts and commissions but before deducting expenses) from the sale of Shares hereunder, less (ii) any amounts for which such Selling Stockholder is liable under subsection (a) of this Section 11.

(d) The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

(e) The indemnity and contribution agreements contained in this Section 11 and the covenants, warranties and representations of the Company and the Selling Stockholders contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers, any Selling Stockholder or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, each of the Selling Stockholders and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company or the Selling Stockholders, against any of the Company’s or Selling Stockholder’s officers or directors, as the case may be, in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

12. Information Furnished by the Underwriters. The Company and each Selling Stockholder acknowledges or agrees that the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 11 hereof, consists of: (i) the concession and reallowance figures appearing in the sixth paragraph under the caption “Underwriting” in the Pre-Pricing Prospectus and the Prospectus and (ii) paragraphs 17, 18, 19, 20 and 21 under the caption “Underwriting” in the Pre-Pricing Prospectus and the Prospectus.

13. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, N.Y. 10171-0026, Attention: Syndicate Department; if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 73 Mt. Wayte Avenue, Framingham, Massachusetts 01701, Attention: Robert Band; and if to the Selling Stockholders, shall be sufficient in all respects if delivered or sent to the Representatives of the Selling Stockholders at the offices of the Company referred to above and to the attention of Robert Band.

14. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company and each of the Selling Stockholders hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS or any indemnified party. Each of UBS, the Selling Stockholders and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and each of the Selling Stockholders agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

16. Parties at Interest. This Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Selling Stockholders and the Company and to the extent provided in Section 11 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

17. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

18. Successors and Assigns. This Agreement shall be binding upon the Underwriters, each of the Selling Stockholders and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s, each of the Selling Stockholder’s and any of the Underwriters’ respective businesses and/or assets.

19. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholders and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this agreement and your acceptance shall constitute a binding agreement among the Company, each Selling Stockholder, severally, and the Underwriters, severally.

Very truly yours,

PERINI CORPORATION

By:
Name:
Title:

TUTOR-SALIBA CORPORATION

By:
Name:
Title:

NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA

By:	AIG Global Investment Corp., its investment advisor

By:
Name:
Title:

O&G INDUSTRIES, INC.

By:
Name:
Title:

BLUM CAPITAL PARTNERS, L.P.

By:	Richard C. Blum & Associates, Inc., its general partner

By:
Name:
Title:

PB CAPITAL PARTNERS, L.P.

By:	Blum Capital Partners, L.P., its general partner
By:	Richard C. Blum & Associates, Inc., its general partner

By:
Name:
Title:

THE UNION LABOR LIFE INSURANCE COMPANY, ACTING ON BEHALF OF ITS SEPARATE ACCOUNT P

By:
Name:
Title:

Accepted and agreed to as of the date first above written, on behalf of itself and the other several Underwriters named in Schedule A

UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title: